UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  March  15, 2005

(Date of earliest event reported)

SOUTHWEST WATER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-8176	95-1840947
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, California 90017-3782
(Address of principal executive offices, including zip code)

(213) 929-1800
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Richard Shields, Chief Financial Officer of Southwest Water Company (the “Company”), has informed the Company that he plans to resign from the Company following the filing of the Company’s annual report on SEC Form 10-K for the year ended December 31, 2004 (the “Form 10-K”).  As previously reported by the Company, on November 9, 2004, the Company and Mr. Shields entered into a Retention Agreement that provides Mr. Shields certain benefits if he should choose to resign as Chief Financial Officer of the Company within 30 days subsequent to the filing of the Form 10-K.

The Company plans to appoint Cheryl Clary, currently the Company’s Vice President - Finance, to succeed Mr. Shields as Chief Financial Officer, upon his resignation.  Ms. Clary joined the Company as Vice President - Finance in October, 2004.  From October 2002 through October 2004, Ms. Clary served as chief financial officer of Del Richardson and Associates, a professional service business. Prior to that, she also held senior finance and operational positions during her 19 years at Atlantic Richfield Company (ARCO), a petroleum corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2005

SOUTHWEST WATER COMPANY

	By:	/s/ Shelley A. Farnham
Shelley A. Farnham
Vice President – Human Resources
and Secretary